Exhibit  10



January  30,  2001


Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

        Re:     Exhibit  10,  Form  N-1A
                Calvert  Cash  Reserves
                File  numbers  2-76527  and  811-3418

Ladies  and  Gentlemen:

        As counsel to Calvert Cash Reserves (the "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 25 of the Trust will, when sold, be legally issued, fully paid and non-assessable.

Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 25 to its Registration Statement.

Sincerely,

Jennifer  Streaks
/s/Jennifer  Streaks
Associate  General  Counsel

or

Susan Walker Bender
/s/Susan Walker Bender
Associate  General  Counsel